Exhibit 10.50
EXECUTION VERSION
AMENDMENT NO. 1
TO
LOAN AGREEMENT [SPARE PARTS]
          THIS AMENDMENT NO. 1 TO LOAN AGREEMENT [SPARE PARTS] (the “Amendment”) is entered into as of this 5th day of December 2008 among US AIRWAYS, INC., a Delaware corporation (the “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Administrative Agent for the Lenders (the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as the Collateral Agent (the “Collateral Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, as the Original Lender (herein called the “Original Lender”), and such other lenders as may from time to time become party to the Loan Agreement (as hereinafter defined) (together with the Original Lender, the “Lenders”).
RECITALS:
          A. The Borrower, the Administrative Agent, the Lenders and the Collateral Agent have heretofore executed and delivered a Loan Agreement [Spare Parts], dated as of October 20, 2008 prior to the effectiveness of this Amendment (the “Original Loan Agreement”), pursuant to which Lenders agreed to make loans to the Borrower to be secured by a Lien (such term and other capitalized terms used without definition herein have the meanings assigned to them in, or by reference in, the Loan Agreement) on certain spare parts and related property owned by the Borrower and stored at certain locations.
          B. The Borrower wishes to exercise its option to make the Special Prepayment as provided in the Original Loan Agreement.
          C. In connection with such Special Prepayment, the Borrower has requested that the Administrative Agent, the Lenders and the Collateral Agent enter into this Amendment in order to permit the Borrower to solicit and obtain new loan commitments from new lenders and to provide the Borrower with the right to borrow certain new loans, all on the terms and subject to the provisions set forth herein.
          D. The Administrative Agent, the Lenders and Collateral Agent are willing to amend the Original Loan Agreement on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
          Section 1. Amendments.

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          A. Section 1.1 of the Original Loan Agreement is amended in full to read as follows:
          “Section 1.1. The Loan.
          (a) Commitments.
               (1) Funding Date. Subject to the terms and conditions of this Loan Agreement, on the Funding Date, each Original Lender shall advance funds in an amount equal to its Percentage Share of the Maximum Facility Amount; provided that no Original Lender shall have any obligation to advance funds in excess of the amount of its Commitment. As evidence of the funds advanced by each Original Lender, on the Funding Date the Borrower shall issue and deliver to each Original Lender, as provided hereunder, a Note payable to such Original Lender in an original principal amount equal to the amount of such Lender’s Percentage Share of the Original Loan.
               (2) New Loan Dates. Provided that no Potential Default has occurred and is continuing and that the Borrower has elected to make and has made the Special Prepayment, the Borrower shall be entitled at any time and from time to time prior to March 31, 2009 (or such earlier date as the Borrower notifies the Administrative Agent in writing that it is irrevocably relinquishing its right to obtain New Loans pursuant to this Section 1.1(a)(2)), to solicit and obtain loan commitments (each, a “New Loan Commitment”) from additional lenders (each a “New Lender”), in an amount not less that ** per New Lender, and in an aggregate maximum amount for all New Lenders of $100,000,000 (the “Maximum New Loan Commitment”), with each such New Loan Commitment providing for the funding by such New Lender of loans (a “New Loan”) on any Business Day (a “New Loan Date”) on or prior to March 31, 2009 (or such earlier date as the Borrower notifies the Administrative Agent in writing that it is irrevocably relinquishing its right to obtain New Loans pursuant to this Section 1.1(a)(2)). The Borrower acknowledges and agrees that neither the Borrower nor any Affiliate of the Borrower shall be, or shall be permitted to be, a New Lender. **. A New Lender shall have rights under this Agreement, and may advance a New Loan under this Agreement, only after executing and delivering to the Administrative Agent an agreement in a form reasonably satisfactory to the Administrative Agreement by which such New Lender is joined to the Loan Agreement as a party thereto and a “Lender” thereunder (herein, a “NL Joinder”). On each New Loan Date, each New Lender shall make a Loan to the Borrower in an amount equal to its New Loan Commitment; provided that (a) no New Lender shall have any obligation to make a loan to the Borrower in excess of the amount of its respective New Loan Commitment, and (b) no other Lender shall have any obligation to advance any funds or have any other liability resulting from a New Lender’s failure to make New Loans to the Borrower. As evidence of the funds advanced by each New Lender, on the New Loan Date, the Borrower shall issue and deliver to each New Lender, as provided hereunder, a Note payable to such New Lender in an original principal amount equal to the amount of such New Lender’s New Loan and reflecting the amortization schedule in respect of such Note, after giving effect to the New Loan. The terms and provisions of any New Loan shall, except to the extent expressly set forth herein, be identical to the Original Loans, and any New Loan made pursuant to the New

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Loan Commitments will constitute Obligations hereunder for all purposes of this Agreement and the other Transaction Documents and will be secured by the Collateral securing the other Obligations. The parties hereto acknowledge and agree that the Administrative Agent may hereunder or pursuant to any NL Joinder, without the consent of any Lender, effect such amendments to this Agreement and the other Transaction Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 1.1(a)(2) including, without limitation, conforming amendments (which may be in the form of an amendment and restatement) to provide for each New Loan Commitment to share ratably in the benefits of this Agreement and the other Transaction Documents (including the accrued interest and fees in respect thereof) with the Loans; provided that such amendments may not alter the obligations of the Borrower under the Transaction Documents except as provided in this Section. In addition, unless otherwise specifically provided herein, all references in Transaction Documents to Loans shall be deemed, unless the context otherwise requires, to include references to the New Loans. If any New Lender or the Borrower reasonably requests any amendments or modifications to any of the Transaction Documents or the entry into or issuance of any other documentation or other assurances (including without limitation, amendments, modifications, documentation or assurances related to granting or re-granting the security interest in the Collateral, reaffirmations of the security interest, making filings with the FAA or the International Registry, or making any other filings to evidence or perfect the Collateral Agent’s security interest in the Collateral) (collectively, the “New Lender Requests”), in connection with (or as condition to) the making of such New Lender’s New Loans, the Transaction Agents and the Lenders agree to consider such New Lender Requests in good faith and to effectuate (at the Borrower’s expense) each such New Lender Request that is acceptable to all of the Transaction Agents and the Lenders; provided that no Transaction Agent or Lender shall be obligated to take any action or approve any New Lender Request that it determines (in its good faith judgment) is adverse to it.
     (3) Form of Notes. The Notes and the Collateral Agent’s certificate of authentication thereon shall each be substantially in the form set forth in Exhibit B.
     (b) The Notes; Amortization; Release of Expendables. The Loan shall mature on the Maturity Date, and the principal of the Loan shall be payable in twenty-four (24) consecutive quarterly installments in the amount set forth in Part 1 of Schedule 2 to this Agreement with respect to each Payment Date;**. On the Funding Date, Annex A to each Note shall be completed so that the aggregate amount of principal due on each Payment Date on all of the Notes, taken together, is equal to the amount of principal due on such Payment Date as set forth on Part 1 of Schedule 2. In the event the Borrower incurs New Loans, (i) the quarterly installments of principal in respect of the Original Loan shall be as set forth in Part 3 of Schedule 2, and (ii) the quarterlyinstallments of principal in respect of any New Loan shall be in an amount agreed between such New Lender and the Borrower and reasonably acceptable to each Transaction Agent; provided, however, that in no event shall the **installments of principal in respect of the New Loans (at any time in the aggregate) be less than the amount of the corresponding **installment of principal set forth in Part 5 of Schedule 2. **. Notwithstanding anything to the contrary set forth in this Agreement (including Schedule 2), no

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amendment to this Agreement shall increase the principal amount of the Loan payable on any date prior to the Maturity Date as compared to the analogous date as set forth in the Original Loan Agreement.
     (c) Optional Prepayment.
     (i) In General. **, the Borrower may prepay all, or any portion of the outstanding principal amount of the Loan without premium or penalty; provided, however, that no partial prepayment of the Loan shall be for less than **of principal. If the Borrower elects to prepay the Loan in whole or in part, the Borrower shall pay on the Prepayment Date to the Administrative Agent, for the account of the Lenders, the principal amount specified to be prepaid in the applicable notice of prepayment together with all accrued and unpaid interest thereon, **, and all other amounts then due and payable under the Transaction Documents. Prepayments in part (other than the Special Prepayment and prepayments pursuant to Section 1.1(c)(ii) and Section 1.7(f) below) shall be applied to principal in the inverse order of maturity.
     (ii) Limited Optional Prepayment. Notwithstanding anything to the contrary in Section 1.1(c)(i) above and without limiting the Borrower’s obligations under Sections 5.1, 5.2 and 5.3, in the event that the Borrower receives notice from any Lender of any costs that the Borrower is required to pay to such Lender pursuant to any of Sections 5.1, 5.2 or 5.3, and the Lender is not able to mitigate the relevant costs by changing its Lending Office pursuant to Section 1.10 below, then the Borrower shall have the right, exercisable upon not less than **prior notice to the applicable Lender (with a copy to the Administrative Agent), to prepay in full the Loan Amount held by such Lender, without premium or penalty. If the Borrower elects to make such a prepayment, then the Borrower shall pay the full Loan Amount held by the applicable Lender, together with accrued interest thereon, any **and any amounts due to such Lender pursuant to Sections 5.1, 5.2 and 5.3, as applicable. Any prepayment by the Borrower pursuant to this Section 1.1(c)(ii) shall be made by the Borrower directly to the applicable Lender, and no prepayment by the Borrower pursuant to this Section 1.1(c)(ii) shall have any effect on the Borrower’s obligations with respect to the remaining outstanding balance of the Loan to any of the other Lenders hereunder. For the avoidance of doubt such prepayment may be made prior to the Designated Date and may be in an amount less than**.
     (d) Collateral Compliance Prepayment. In the event that, in accordance with Section 3.03 of the Mortgage, the Borrower is entitled to make, and elects to make, a prepayment of the Loan, then the principal amount of such prepayment, together with accrued interest thereon to the date of such prepayment, **, shall be paid, without premium or penalty, by the Borrower to the Administrative Agent for the account of all Lenders. Any prepayment pursuant to this Section 1.1(d) shall be applied to principal**. For the avoidance of doubt such prepayment may be made prior to the Designated Date and may be in an amount less than**.
     (e) Special Prepayment. Notwithstanding anything to the contrary elsewhere in this Agreement or the other Transaction Documents, the Borrower may prepay an

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amount equal to the Special Prepayment Amount,**. In the event that the Borrower makes the prepayment contemplated by this Section 1.1(e), then the schedule for the payment of the remaining outstanding principal balance of the Loan shall be as set forth in Part 2 of Schedule 2; provided, that the foregoing change in amortization schedule shall be deferred until**.
     (f) Pro Rata Treatment. Except to the extent otherwise provided herein (including, but not limited to, as otherwise specified in Sections 1.1(a)(2) and 1.1(c)(ii) above): (a) the borrowing of the Original Loans from the Original Lenders under Section 1.2 shall be made from the Original Lenders pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them (as evidenced by the Notes held by them); and (c) each payment of interest on the Loan shall be made for account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the Lenders, but must in all respects comply with the terms of the Mortgage.
     (g) **so long as (i) the Borrower has**, (ii) no Potential Default has occurred and is continuing, (iii) the Borrower no longer has the right to incur New Loans (including, in the event that the Borrower relinquishes such right), (iv) **and (v) the remaining Pledged Spare Parts, after giving effect to such release (and any cure pursuant to Section 3.03 of the Mortgage), will satisfy each of the Collateral Value Tests, in each case as measured as of the date when the**, but based on the Current Market Value of such Pledged Spare Parts as of the most recent Valuation Date. In the event that the Borrower no longer has the right to incur New Loans (including, in the event that the Borrower relinquishes such right), no New Loans have been incurred by the Borrower and the **(or such earlier date as the Borrower notifies the Administrative Agent in writing that it is irrevocably relinquishing its right to obtain New Loans pursuant to Section 1.1(a)(2)), then the schedule for the payment of the remaining outstanding principal balance of the Loan shall be as set forth in Part 4 of Schedule 2.
     B. Section 1.2(a) of the Original Loan Agreement is amended in full to read as follows:
     “Section 1.2. Making the Loan.
     (a) Notice of Borrowing.
     (1) Funding Date. The Original Loan shall be requested by the delivery of a Notice of Borrowing by the Borrower to the Administrative Agent not later than 4:00 p.m. (New York City time) on the second Business Day prior to the Funding Date specified in such notice. The Administrative Agent shall give to each Lender prompt notice thereof. The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Notice of Borrowing shall be in writing specifying therein (i) the aggregate amount of the Original Loan to be funded, and (ii) the proposed Funding Date. Each Lender shall, before 10:00 a.m. (New York City time) on the scheduled Funding

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Date, make available for the account of its Lending Office to the Administrative Agent’s Account, in immediately available funds, the amount of its Commitment. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI as confirmed during a closing conference call pursuant to which the Administrative Agent or its counsel shall indicate such fulfillment, the Administrative Agent shall transfer such funds to the escrow account at**.
     (2) New Loan Date. Promptly following the Borrower obtaining a New Loan Commitment, the Borrower shall notify the Administrative Agent of the same, including the name of the New Lender, the amount of the New Loan Commitment and the projected New Loan Date (which shall be a date not less than five (5) Business Days (or such earlier date as may be acceptable to the Administrative Agent in its sole and absolute discretion) after the date that the Borrower gives such notice). The increase to the Loan through New Loans shall be requested by the delivery of a Notice of Borrowing by the Borrower to the New Lender and the Administrative Agent not later than 4:00 p.m. (New York City time) on the second Business Day prior to the New Loan Date specified in such notice; provided, however, that no such Notice of Borrowing may be issued until the New Lender has executed and delivered an NL Joinder to the Administrative Agent. The Administrative Agent shall give to each Lender prompt notice thereof. The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Notice of Borrowing shall be in writing specifying therein (i) the aggregate amount of the increase to the Loan to be funded, and (ii) the proposed New Loan Date. The New Lender shall, before 10:00 a.m. (New York City time) on the scheduled New Loan Date, make available for the account of its Lending Office to the Administrative Agent’s Account, in immediately available funds, the amount of its New Loan Commitment. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI as confirmed during a closing conference call pursuant to which the Administrative Agent or its counsel shall indicate such fulfillment, the Administrative Agent shall transfer such funds to **
          C. Section 1.4 of the Original Loan Agreement is amended in full to read as follows:
     “Section 1.4. Commitment Termination. The Commitment of each Lender other than a New Lender shall **
          D. Section 2.1(b) of the Original Loan Agreement is amended in full to read as follows:
          “(b) **
          E. Section 2.2(a) of the Original Loan Agreement is amended in full to read as follows:
     “(a) Interest Periods. The first Interest Period shall be the period commencing on the Funding Date (provided, that in the case of a delayed Funding Date, the date the

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funds for such Note are made available to the Administrative Agent shall be the commencement date of such Interest Period pursuant to Section 1.2(b)), except that in respect of any New Loan, the first Interest Period shall commence on the New Loan Date, and in all cases such first Interest Period shall end on, but shall exclude, the next Interest Payment Date (and the LIBOR Rate for such first Interest Period shall be the same as the LIBOR Rate in effect at such time for the Original Loans), and thereafter each successive Interest Period shall commence on (and shall include) the last day of the next preceding Interest Period and shall end on (but shall exclude) the next succeeding Interest Payment Date, provided however that notwithstanding anything in this Agreement to the contrary, the final Interest Period shall end on the Maturity Date.”
     F. The Original Loan Agreement is amended by the addition of Section 6.4, to read as follows:
     “Section 6.4. Conditions to New Loans. The obligation of each New Lender to fund the increase to the Loan in the amount of its New Loan Commitment is subject to the fulfillment, prior to or on the applicable New Loan Date, of the following additional conditions precedent:
     (a) The Administrative Agent shall have received a replacement Note for each Lender other than the New Lenders and a Note for such New Lender (in each case, duly executed by the Borrower and authenticated by the Collateral Agent) issued to each Lender in an original principal amount equal to such Lender’s Percentage Share of the Loan and reflecting the revised amortization schedule applicable to each such Note.
     (b) On the New Loan Date, no event shall have occurred and be continuing, or would result from the New Loan, which constitutes an Event of Default or a Potential Default.”
     G. Section 9.3 of the Original Loan Agreement is amended in full to read as follows:
     “Section 9.3. Costs and Expenses. The Borrower agrees to pay at or prior to Closing, after receipt of reasonably detailed invoices, all reasonable and actual costs and expenses of the initial Lender and each Transaction Agent in connection with the preparation, execution and delivery of the Transaction Documents and Additional Documents (whether or not any such Transaction Document or Additional Document is entered into), including, without limitation the reasonable fees and expenses of (a)**, special counsel to the Lenders, (b)**, special counsel to the Lenders, and (c)**. The Borrower further agrees to pay on demand (i) the initial and annual fees, and the reasonable expenses of, the Collateral Agent in connection with the transactions contemplated hereby, (ii) all reasonable and actual costs and expenses of each Transaction Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with any New Loan, and (iii) all reasonable and actual costs and expenses of each Transaction Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with

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the enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents after the occurrence of an Event of Default (including, without limitation, reasonable fees and expenses of one counsel for the Collateral Agent and one counsel for all of the Lenders in connection with the enforcement of their rights under the Transaction Documents).”
     H. Schedule 1 to the Original Loan Agreement is amended by adding the following terms, to read as follows:
          ““Expendables Release” is defined in Section 1.1(g) of this Agreement.”
          ““Maximum New Loan Commitment” is defined in Section 1.1(a)(2) of this Agreement.””
          ““New Lender” is defined in Section 1.1(a)(2) of this Agreement.”
          ““New Lender Requests” is defined in Section 1.1(a)(2) of this Agreement.”
          ““New Loan” is defined in Section 1.1(a)(2) of this Agreement.”
          ““New Loan Commitment” is defined in Section 1.1(a)(2) of this Agreement.”
          ““New Loan Date” is defined in Section 1.1(a)(2) of this Agreement.”
          ““NL Joinder” is defined in Section 1.1(a)(2) of this Agreement.”
          ““Original Lender” means General Electric Capital Corporation.”
     ““ Original Loan Agreement” means the Loan Agreement [Spare Parts], dated as of October 20, 2008, among the Borrower, the Administrative Agent, the Lenders and the Collateral Agent, as in effect immediately prior to that certain Amendment No.1 to Loan Agreement [Spare Parts] dated as of December 5, 2008 among the Borrower, the Administrative Agent, the Lenders and the Collateral Agent becoming effective.”
     ““Original Loans” means Loans advanced by the Original Lender to the Borrower on the Funding Date.”
          I. The following terms in Schedule 1 to the Original Loan Agreement are amended in full to read as follows:
     ““Closing” means the time on the Funding Date at which the Loan has been advanced to the Borrower.”
     ““Commitment” means (i) with respect to each Lender that is a signatory to this Agreement on the date it is signed, its obligation to fund a portion of the Loan up to the amount set forth on such Lender’s signature page hereto, (ii) with respect to any Lender that becomes a party to this Agreement by a Transfer Supplement, its obligation to fund (if not already funded) a portion of the Loan up to the amount set forth in such Transfer

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Supplement as the “Assigned Share”, and (iii) with respect to each New Lender, its obligation to extend New Loans in accordance with its New Loan Commitment; provided that, in no event shall the aggregate amount of the Commitments of all Lenders exceed the Maximum Facility Amount.”
     ““Lenders” is defined in the first paragraph of this Agreement, and for avoidance doubt includes any New Lenders.”
     ““Loan” means the sum of Original Loans and the New Loan; and “Loans” means Original Loans and New Loans.”
     “Maturity Date” means the date that is the seventy-second (72nd) monthly anniversary of the Funding Date; provided, however, if the Expendables Release occurs, then the Maturity Date shall be the sixtieth (60th) monthly anniversary of the Funding Date.””
     “Required Lenders” **
     J. Part 1 of Schedule 2 (Amortization of the Loan) to the Original Loan Agreement is amended by adding the following the end of such Schedule:
     “Notwithstanding anything to the contrary set forth in this Agreement (including Schedule 2), no amendment to this Agreement shall increase the principal amount of the Loan payable on any date prior to the Maturity Date as compared to the analogous date as set forth in the Original Loan Agreement.”
     K. Part 2 of Schedule 2 (Amortization of the Loan) to the Original Loan Agreement is amended in full to read as follows:
“Part 2
     Quarterly principal payments due on the Loan, assuming the Expendables Release occurs:
          **.
     Notwithstanding anything to the contrary set forth in this Agreement (including Schedule 2), no amendment to this Agreement shall increase the principal amount of the Loan payable on any date prior to the Maturity Date as compared to the analogous date as set forth in the Original Loan Agreement.”
          L. Schedule 2 (Amortization of the Loan) to the Original Loan Agreement is amended by adding a new “Part 3” to read in full as follows:
“Part 3
     Quarterly principal payments due on the Original Loan, assuming the Borrower makes the Special Prepayment and obtains New Loans shall be:

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          **
     Notwithstanding anything to the contrary set forth in this Agreement (including Schedule 2), no amendment to this Agreement shall increase the principal amount of the Loan payable on any date prior to the Maturity Date as compared to the analogous date as set forth in the Original Loan Agreement.”
          M. Schedule 2 (Amortization of the Loan) to the Original Loan Agreement is amended by adding a new “Part 4” to read in full as follows:
“Part 4
     Quarterly principal payments due on the Loan, assuming the Borrower makes the Special Prepayment, does not obtain New Loans and the Expendables Release does not occur:
          **
          Notwithstanding anything to the contrary set forth in this Agreement (including Schedule 2), no amendment to this Agreement shall increase the principal amount of the Loan payable on any date prior to the Maturity Date as compared to the analogous date as set forth in the Original Loan Agreement.”
          N. Schedule 2 (Amortization of the Loan) to the Original Loan Agreement is amended by adding a new “Part 5” to read in full as follows:
“Part 5
     Quarterly principal payments due in respect of New Loans (in the aggregate) in the first twelve Periods shall, at no time, be no less than the amounts calculated below in respect of each Period:
          **
          with each such scheduled amortization payment being reduced to an amount calculated pursuant to the following formula:
          **
          Where:
          **.
          Notwithstanding anything to the contrary set forth in this Agreement (including Schedule 2), no amendment to this Agreement shall increase the principal amount of the Loan payable on any date prior to the Maturity Date as compared to the analogous date as set forth in the Original Loan Agreement.”
          Section 2. Amendments to Senior Mortgage.

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          That certain Spare Parts Mortgage and Security Agreement dated as of October 20, 2008 between the Borrower and the Collateral Agent (the “Senior Mortgage”) shall be deemed amended upon this Amendment becoming effective pursuant to Section 4 below as follows:
          A. The first sentence of Section 7.01(c) of the Senior Mortgage shall be deleted in its entirety; and
          B. The definition of “Expendable Parts Release” set forth in Appendix A to the Senior Mortgage shall be amended and restated in its entirety to read: ““Expendables Parts Release” has the meaning given to the term “Expendables Release” in the Loan Agreement.”
          The Borrower and the Collateral Agent hereby agree to enter into a confirmatory amendment to the Senior Mortgage promptly following this Amendment becoming effective pursuant to Section 4 below in order to document the amendments to the Senior Mortgage set forth in this Section 2.
          Section 3. Amendments to Subordinated Mortgage.
          That certain Subordinated Spare Parts Mortgage and Security Agreement dated as of October 20, 2008 between the Borrower and the Collateral Agent (the “Subordinated Mortgage”) shall be deemed amended upon this Amendment becoming effective pursuant to Section 4 below as follows:
          A. The first sentence of Section 7.01(c) of the Subordinated Mortgage shall be deleted in its entirety; and
          B. The definition of “Expendable Parts Release” set forth in Appendix A to the Subordinated Mortgage shall be amended and restated in its entirety to read: ““Expendables Parts Release” has the meaning given to the term “Expendables Release” in the Loan Agreement.”
          The Borrower and the Collateral Agent hereby agree to enter into a confirmatory amendment to the Subordinated Mortgage promptly following this Amendment becoming effective pursuant to Section 4 below in order to document the amendments to the Subordinated Mortgage set forth in this Section 3.
          Section 4. Miscellaneous.
          A. Effectiveness: This Amendment shall become effective upon the making of the Special Prepayment by the Borrower on or before December 5, 2008, which the Borrower may elect to do or not to do, at its option.
          B. Effect on Syndication Agreement: Reference is made to the Syndication Agreement dated as of October 20, 2008 (the “Syndication Agreement”) among the Borrower and General Electric Capital Corporation (“GECC”). GECC acknowledges that if Borrower

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makes the Special Prepayment, which the Borrower may elect to do or not to do, at its option, the Syndication Agreement shall automatically terminate and be of no further force or effect.
          C. Limitation on Amendment: Except as expressly amended hereby, all terms and provisions of the Loan Agreement remain in full force and effect and are hereby ratified and confirmed.
          D. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts. All counterparts of this Amendment executed by the parties hereto together shall constitute one instrument.
          E. Governing Law. This Amendment is being delivered in the State of New York and shall in all respects, including all matters of construction, validity and performance, be governed by, and construed in accordance with, the laws of the State of New York.
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          IN WITNESS WHEREOF, this Amendment No. 1 to Loan Agreement [Spare Parts] has been duly executed and delivered all as of the date first above written.

US AIRWAYS, INC.
By:	/s/ Thomas T. Weir
	Name:	Thomas T. Weir
	Title:	Vice President and Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION as the Administrative Agent, Collateral Agent and Original Lender
By:	/s/ Ricardo B. Silva
	Name:	Ricardo B. Silva
	Title:	Vice President

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